UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 16, 2016

(Date of earliest event reported)

Ooma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37493	06-1713274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Embarcadero Road

Palo Alto, CA 94303

(Address of principal executive offices, including zip code)

(650) 566-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Ooma, Inc. (the “Company”) held on June 16, 2016 (the “Annual Meeting”), stockholders holding and entitled to vote 14,341,518 shares of common stock of the Company, or approximately 82.92% of the total outstanding shares of common stock on the record date for the Annual Meeting, were present in person or by proxy. At the Annual Meeting, the stockholders voted on the following two proposals, each of which is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission on May 3, 2016. The voting results are reported below.

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors to hold office until the 2019 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until his earlier resignation or removal. Due to plurality election, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable. The results of the election were as follows:

Nominee	For	Withheld	Broker Non- Votes
Peter J. Goettner	10,348,222	1,350,826	2,642,470
Eric B. Stang	11,062,291	636,757	2,642,470

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm. The stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2017. There were no broker non-votes on this proposal. The results of the ratification were as follows:

For	Against	Abstain
14,216,769	117,253	7,496

The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OOMA, INC.
Date: June 20, 2016
By: /s/ Spencer D. Jackson
Name: Spencer D. Jackson
Title: Vice President, General Counsel and Secretary